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                                                                   Exhibit 5.1

                              LAW OFFICES
                          MILES & STOCKBRIDGE
                        A Professional Corporation
                             10 Light Street
                      Baltimore, Maryland 21202-1487
                         Telephone: 410-727-6464
                            Fax: 410-385-3700

                                       November 25, 1997

LASER Mortgage Management, Inc.
51 John F. Kennedy Parkway
Short Hills, New Jersey 07078

Ladies and Gentlemen:

    In connection with the registration under the Securities Act of 1933 (the "Act") of 1,000,000 shares of common stock (the "Common Stock") of LASER Mortgage Management, Inc., a Maryland corporation, on its Registration Statement on Form S-11 (the "Registration Statement") filed with the Securities and Exchange Commission on the date hereof, we have examined such corporate records, certificates and documents as we deemed necessary for the purpose of this opinion. Based on that examination, we advise you that in our opinion the Common Stock has been duly and validly authorized and, when issued upon the terms and in the manner set forth in the Registration Statement, will be legally issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder. Additionally, we understand that Stroock & Stroock & Lavan, LLP will rely on our opinion in giving its opinion letter to you on the date hereof and we consent to that reliance. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

                                       Very truly yours,

                                       Miles & Stockbridge,
                                        a Professional Corporation

                                       By: /s/ J. W. Thompson Webb
                                           -----------------------------
                                           Principal